INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use of our reports dated November 3, 2000 and 1999 on the financial statements of Great Expectations, Inc. included in and made part of the registration statement of Great Expectations, Inc. dated August 17, 2001.

August 17, 2001

/s/ Tannenbaum & Company, P.C.
     Certified Public Accountant